Exhibit 10.11


                         INXSYS BROADCAST NETWORKS, INC.

           ON-LINE CLASSIFIEDS / ON-LINE AUCTIONS / ON-LINE PERSONALS
                       INTERNET CONTENT PROVIDER AGREEMENT


Effective Date: August 1, 1999

Formal Company Name: Kanakaris Communications

Informal Company Name: Kanakaris Communications _____

Contact: Alex Kanakaris _______Title: CEO _________

Street Address 3303 Harbor Blvd. Suite F3

City: Costa Mesa    State: CA Zip Code: 92626

Phone:714.444.0530  Fax:  714.549.8970

E-mail Address: kana@home.com & lisal@kanakaris.com

Web Address: www.kanakaris.com

Sales Contact:


This InXsys Network Affiliate Agreement is entered into as of ("Effective Date") by and between InXsys Corporation. ("InXsys") a Delaware corporation, with its principal place of business at 921 14th Ave., Longview, Washington, 98632, and Affiliate as specified above and contains the complete terms and conditions that apply to your participation as an affiliate web site ("Affiliate Site") in the InXsys Affiliate Network and your earning of referral commissions from such participation.

1. GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, InXsys grants Affiliate a non-sub-licensable, nonexclusive, nontransferable right to incorporate InXsys' Aggregated ClassiFIND On-Line Classifieds, BuySellBid On-Line Auctions, and DateChannel On-Line Personals Co-Branded Services as Revenue-Generating and Traffic-Building Content within Partner's Web Site by placement of one or more hotlinks and/or banners to the InXsys sites.

2. OWNERSHIP. InXsys retains all proprietary rights, title and ownership of all SOFTWARE and Listings and all modifications to the SOFTWARE, all copies and portions thereof, whether or not incorporated into or with other software. The Agreement does not constitute a sale of the SOFTWARE or any portion or copy thereof. InXsys will make available its aggregated database of listings and place incoming listings into such database which shall remain the property of InXsys.

3. SERVICES. InXsys will provide the input services, such as inbound call center, video capture, video encoding, photo scanning, for classified ad and auction listings for the affiliate. InXsys will process the credit card or other payments for the Ad Listings or other Revenue-Generating aspects of the Services. InXsys will handle all customer service inquiries regarding the services including billing questions and multimedia ad taking and conversion.

4. CONSUMER PRICING MODEL. InXsys will implement its standard pricing model for the Classified, Auction, and Personals Services which shall be managed to maximize Revenues, Traffic, and Listings and InXsys shall retain the control and flexibility to adjust prices in accordance with internet trends and competition. Current Standard Listing Fees shall be as specified in Attachment A.

5. PROMOTIONAL PERIOD. InXsys agrees that for a period of 60 days after the inception of each site, if requested by affiliate and implemented, that classified text-only ads will be free and that InXsys shall bear all expenses inherent with this Promotional offer.

6. REVENUE DISTRIBUTION. InXsys shall pay Affiliate a Referral Commission equal to a percentage of the of Net user fees collected from classified and auction advertisers and on-line personals membership fees, as specified in Attachment A. Net usage Fees shall be those membership, listing and/or percent of selling price fees collected by InXsys after deducting Credit Card Processing Fees, Consumer Refunds, taxes (if any), and any shipping, insurance, discounts, or similar charges. The parties acknowledge that the Credit card provider is solely responsible for the collection of funds. Auction fees may be generated from both Listing Fees on items placed for auction (if applicable) and Selling Fees on items actually sold. Affiliate auction referral commissions include a percentage of the Listing fee if the seller originated from the Affiliate's site, and/or a percentage of the selling fee if the buyer originated from the Affiliate site. Referral Commission Fees are as specified in Attachment A.

7. BANNER ADVERTISING. Affiliate shall retain 100% of their out-of-content (in-frame) banners, if applicable, while InXsys shall retain the in-content banners regardless of framing scenario. Banners used by either Partner shall be in good taste and not promote hardcore adult sites or services. Both Parties recognize that the utilization of third party ad agencies by either party reduces or eliminates the ability for previewing banners and eliminating competitive banner situations though both parties shall not intentionally serve up banners promoting directly competing services to either displayed content or affiliate to the reasonable extent possible.

8. REPORTING & PAYMENT. InXsys shall provide a password to allow affiliate to track their referral activity on-line. A referral commission report will be provided after complete implementation by the 15th of each following month and subsequent payment shall be made the end of such month with any payment amounts less than $50 carried over to the following month.

9. LISTING RESPONSIBILITY. InXsys shall be the sole owner of the Classified Advertisements and Auction Listings placed on the site and is solely responsible for any legal liability arising out of or relating to such Advertisements and Listings with the exception of such listings placed by Affiliate Employees or representatives. InXsys and Affiliate reciprocally agree to indemnify and to hold each others officers, directors, agents and employees harmless from any and all liability, claims, and expenses related to a breach by the other party of any of the foregoing representations and warranties. InXsys reserves the right to reject any Advertisement, which is not consistent with InXsys' standards. In addition, InXsys shall have the right at any time, to remove any Advertisement if InXsys determines, in its sole discretion, that Advertisement or any portion thereof violates InXsys' then applicable advertising policy, or is otherwise objectionable to InXsys.

10. AUDITING REFERRAL FEES. Affiliates that generate in excess of $10,000 in annual referral fees shall have the right, upon prior and reasonable written notice to InXsys to inspect and audit InXsys' referral commission records relating to commission's earned from listings placed or membership fees generated on the Internet using InXsys service promoted through Affiliate.

11. PROMOTION. The Affiliate shall actively market and promote the services with the intention of maximizing the referral commissions generated through this agreement by agreeing to prominently feature one (or more) links on Affiliate's Home Page to each of the selected services and as many additional times throughout affiliate's sites as Affiliate desires and by including banners promoting such services to the extent desired by affiliate.

12. DURATION AND TERMINATION OF THE AGREEMENT. This Agreement is for a period of 6 months and shall automatically renew in one - (1) year increments, thereafter if not cancelled in writing ninety (90) days prior to the end of the period. This Agreement will terminate immediately in the case of (i) if partner ceases to do business, or otherwise terminates its business operations; or (ii) if Partner seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against Partner (and not dismissed within 120 days).

13. CONFIDENTIALITY. Neither party shall disclose Proprietary Code Information or Proprietary Business Information of the party, including each others business strategies, product plans, financial information, partner information, marketing plans, personnel information, and technology research, unless it receives explicit written permission from the other part to do so. This clause shall extend two years past termination or expiration of this agreement.

14.  RESTRICTIONS. Partner shall not (and shall not assist any third party to):
     (i) remove any product identification, copyright or other notices for the CONTENT/SOFTWARE; (ii) provide, lease, lend or otherwise use (except as expressly and unequivocally provided herein) the CONTENT/SOFTWARE or allow others to use the CONTENT/SOFTWARE; or (iv) post or otherwise use any Advertisement/Listing except as expressly and unequivocally provided herein.

15. LIMITATION OF LIABILITY. InXsys will not be liable for any indirect, special, or consequential damages, or any loss of revenue, profits, or data, arising out of or relaxing to this agreement and/or the affiliate network, however caused, even if we have been advised of, or aware of, or should of been aware of, the possibility of such damages. Further, our aggregate liability arising out of this agreement and/or the affiliate network will not exceed the total referral fees payable to you under this agreement. InXsys makes no representation that the operation of the Affiliate Network will be uninterrupted and/or error free, and we will not be liable for consequences of any interruptions or errors.

16. MISCELLANEOUS. This Agreement shall not to be assigned to any other party nor is it transferable by Partner without the prior written consent of InXsys which should not be unduly withheld. InXsys may transfer this agreement to any party that acquires a majority interest in InXsys without further notification. Any notice, report, approval or consent required or permitted hereunder shall be in writing. This Agreement may not be amended nor any notion waived without the written consent of the parties. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

17. GOVERNING LAW: DISPUTE RESOLUTION. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the state of Washington and the United States. Any disagreement, dispute, or controversy shall be settled by final and binding arbitration pursuant to and under the then existing commercial arbitration rules of the American Arbitration Association. The American Arbitration Association shall appoint the arbitrator; the arbitrators award shall be final and judgment upon any award by the arbitrator may be entered by the state or federal court having jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date by their duly authorized representatives.



PARTNER
Signature: /S/ Alex Kanakaris
          -------------------
Name:     Alex Kanakaris
         --------------------
Title:   CEO
         --------------------
Date:    9-16-99
         --------------------

INXSYS CORPORATION

Signature: /S/ Jay S. Shepard
          -------------------
Name:     Jay S. Shepard
          -------------------
Title:    CEO
          -------------------
Date:     7/20/99
          -------------------

                                  ATTACHMENT A


SUGGESTED RETAIL PRICE
----------------------
     Partner agrees to the retail prices indicated below. Partner recognizes that InXsys has the right to adjust its retail pricing at any given time and that InXsys will provide notification no less than 30 days prior to adjustment. In accordance InXsys will assess all pricing structures annually upon agreements automatic renewal.

STANDARD CLASSIFIED AD RETAIL PRICING
-------------------------------------
a. Standard 200 word                    $9.95

b. Standard + audio                     $14.95

c. Standard + audio + photos (5)        $24.95

d. Standard + audio + photos (5)+ video $59.95


STANDARD AUCTION RETAIL PRICING:
--------------------------------

a. Listing Fee                          $.25 for items valued up to $14.99
                                        $.50 for items between $15 and $29.99
                                        $1.00 for items between $30 and $49.99
                                        $2.00 for items over $50.00

b. Selling Fee                          5% of the first $25.00 in value.
                                        2.5% of value above $25.00.

STANDARD ON-LINE PERSONALS RETAIL PRICING:
------------------------------------------

a. Monthly Membership                   $9.95 /month
                                        $24.95 three months
                                        $49.95 six months
                                        $99.95 Annual Membership


PARTNER COMMISSION
------------------

  InXsys shall provide Partner with a 35% commission on the net classified and auction ad listing fees, auction selling fees, and on-line personals membership fees generated through promotion of the services (net of Credit Card Processing Fees, Consumer Refunds, taxes (if any), and any shipping, insurance, discounts, or similar charges).

SITES
-----

Individual Sites to be included are as follows:


www.kanakaris.com        www.3rdm.com                    www.cyberpop.com
www.netbooks.com         www.wearablebooks.com           www.ilsn.com
www.fschannel.com        www.netstockexchange.com


     /S/
------------------
Initial